
<ARTICLE>  5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 12/31/95 and the
related consolidated statement of earnings, cash flows and
notes to consolidated financial statements for the year ended
12/31/95 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                              12-MOS
<FISCAL-YEAR-END>                                     DEC-31-1995
<PERIOD-START>                                        JAN-01-1995
<PERIOD-END>                                          DEC-31-1995
<CASH>                                                      1,671
<SECURITIES>                                                    0
<RECEIVABLES>                                             105,648
<ALLOWANCES>                                                3,186
<INVENTORY>                                                91,130
<CURRENT-ASSETS>                                          221,646
<PP&E>                                                     82,449
<DEPRECIATION>                                             34,381
<TOTAL-ASSETS>                                            446,261
<CURRENT-LIABILITIES>                                      97,548
<BONDS>                                                   203,333
<COMMON>                                                    3,679
<PREFERRED-MANDATORY>                                           0
<PREFERRED>                                                     0
<OTHER-SE>                                                 96,473
<TOTAL-LIABILITY-AND-EQUITY>                              446,261
<SALES>                                                   335,218<F1>
<TOTAL-REVENUES>                                          536,243
<CGS>                                                     273,528<F1>
<TOTAL-COSTS>                                             456,935
<OTHER-EXPENSES>                                                0
<LOSS-PROVISION>                                            1,637<F2><F3>
<INTEREST-EXPENSE>                                         19,514
<INCOME-PRETAX>                                             2,958
<INCOME-TAX>                                                1,035
<INCOME-CONTINUING>                                         1,923
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                                1,923
<EPS-PRIMARY>                                                 .11
<EPS-DILUTED>                                                 .11

<F1>See Note 17 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables."

